EXHIBIT 5.4

CONSENT OF ERTAN ULUDAG

The undersigned hereby consents to (i) the filing of the written disclosure regarding:

•	the Technical Report for the Lamaque Project, Quebec, Canada, effective December 31, 2021;
•	the Technical Report, Olympias Mine, Greece, effective December 31, 2019;
•	the Technical Report, Efemçukuru Gold Mine, Turkey, effective December 31, 2019;
•	sections 11, 12 and 14, other than section 14.7, of the Technical Report, Kişladağ Gold Mine, Turkey, effective January 17, 2020, originally prepared by Stephen Juras;
•	the Efemçukuru underground mineral resources;
•	the Kişladağ open pit mineral resources;
•	the Olympias underground mineral resources;
•	the Stratoni underground mineral resources; and
•	other information pertaining to these projects

and (ii) the references to the undersigned’s name in connection with the preparation and review of the scientific or technical information contained in the short form base shelf prospectus and under the caption “Interest of Experts” in the short form base shelf prospectus, included in or incorporated by reference in the Registration Statement on Form F-10 being filed by Eldorado Gold Corporation with the United States Securities and Exchange Commission, and any amendments thereto.

/s/ Ertan Uludag
Name: Ertan Uludag, P.Geo.
Date: May 18, 2023